                                                                      Exhibit 11

                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                                 Three Months                   Twelve Months
                                                                                    Ended                           Ended
                                                                                   March 31,                      March 31,
                                                                            --------------------          --------------------
                                                                             1994          1993            1994          1993
                                                                            ------        ------          ------        ------
Computation for Statements of Consolidated
- - ------------------------------------------
Income ($ in millions)
- - ----------------------

Income before Extraordinary item and
  cumulative effect of accounting change  . . . . . . . . . . . . .         140.2         139.8           152.6         219.9
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -             -               -         (39.7)
Cumulative effect of change
  in accounting for postemployment benefits . . . . . . . . . . . .          (5.6)            -            (5.6)            -
- - ------------------------------------------------------------------------------------------------------------------------------
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         134.6         139.8           147.0         180.2
- - ------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock
 (based on average shares outstanding) ($)
Before extraordinary item and
  cumulative effect of accounting change  . . . . . . . . . . . . .          2.77          2.77            3.02          4.34
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -             -               -          (.78)
Cumulative effect of accounting change  . . . . . . . . . . . . . .         (0.11)            -           (0.11)            -
- - ------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) on common stock . . . . . . . . . . . . . . . . . .          2.66          2.77            2.91          3.56
==============================================================================================================================
- - ------------------------------------------------------------------------------------------------------------------------------
Additional computation of average common
 shares outstanding (thousands) (NOTE)
- - ------------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . . .        50,559        50,559          50,559        50,559
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to common stock options  . . . . . . . . . . . . . . .             -             -               -             -
  Applicable to contingent stock awards . . . . . . . . . . . . . .             4             4               4             4
- - -----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . . .        50,563        50,563          50,563        50,563

=============================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . . .        50,559        50,559          50,559        50,559
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to common stock options  . . . . . . . . . . . . . . .             -             -               -             -
  Applicable to contingent stock awards . . . . . . . . . . . . . .             4             4               4             4
- - -----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . . .        50,563        50,563          50,563        50,563

=============================================================================================================================
Earnings (loss) per share of common stock
 as adjusted:
Before extraordinary item and
  cumulative effect of accounting change  . . . . . . . . . . . . .          2.77          2.77            3.02          4.34
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -             -               -          (.78)
Cumulative effect of accounting change  . . . . . . . . . . . . . .         (0.11)            -           (0.11)            -
- - -----------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted ($) . . . . . . . . . . . . . . .          2.66          2.77            2.91          3.56

=============================================================================================================================

Earnings (loss) per common shares assuming full
 dilution:
Before extraordinary item and
  cumulative effect of accounting change  . . . . . . . . . . . . .          2.77          2.77            3.02          4.34
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . .             -             -               -          (.78)
Cumulative effect of accounting change  . . . . . . . . . . . . . .         (0.11)            -           (0.11)            -
- - -----------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution ($)  . . . . . . . . .          2.66          2.77            2.91          3.56

=============================================================================================================================


NOTE These calculations are submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.